Exhibit (c)-(2)

Exhibit (c)-(2)

DISCUSSION MATERIALS

Presentation to Independent Committee

December 19, 2012

J.P.Morgan

STRICTLY PRIVATE AND CONFIDENTIAL

This presentation was prepared exclusively for the benefit and internal use of the independent committee (the “Independent Committee”) of the board of directors of Focus Media (including its subsidiaries, the “Company”) to whom it is directly addressed and delivered in order to assist the Independent Committee in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan (or “we”). Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon the management projections supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Limited, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in EMEA and Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services.

PROJECT FOXTROT

J.P.Morgan

DISCUSSION MATERIALS

Agenda

Page

Situation overview 1

Valuation analysis 4

Appendix 13

PROJECT FOXTROT

J.P.Morgan

DISCUSSION MATERIALS

Executive summary

On August 13, 2012, Focus Media announced that its Board of Directors received a preliminary non-binding proposal letter from a Buyer Group comprising of Jason Jiang (Chairman and CEO of Focus Media), Carlyle, FountainVest, CITIC Capital Partners, CDH Investments and China Everbright that proposes to take Focus Media private at $27.00 per ADS

On August 23, 2012, J.P. Morgan was appointed by the Independent Committee of the Board of Directors

(“Independent Committee” or “IC”) as its financial advisor to assist the Independent Committee in reviewing and evaluating the proposal

On December 15, 2012, the final offer of $27.50 was proposed

J.P. Morgan’s focus is to evaluate the fairness of the Buyer Group’s offer, from a financial point of view, based on standard valuation methodologies

PROJECT FOXTROT

J.P.Morgan

SITUATION OVERVIEW

Key transaction metrics

Focus Media capitalization table (US$mm)

Revised offer

Offer price (US$/ADS) $27.50

Basic shares outstanding (ADSmm) 128

Diluted number of shares outstanding1 136

Equity value 3,737

Total debt2 200

Total cash2,3 904

Minority interest2 9

Firm value

3,043

Source: Company filings, company projections

1 Includes 0.5mm options and 7.5mm restricted stock units

2 Balance sheet data as of Sep 30, 2012 based on latest filings

3 Based on cash of US$901mm and 15% stake of equity investments in VisionChina

Key valuation metrics

Initial offer

Revised offer

Offer price (US$/ADS) 27.00 27.50

Premium over (US$/ADS)

Last close prior to offer 23.38 15.5% 17.6%

30-day VWAP 20.14 34.1% 36.6%

60-day VWAP 20.53 31.5% 33.9%

1-year VWAP 21.84 23.6% 25.9%

Based on management projections

P / E (US$mm)

2012E 333 11.0x 11.2x

2013E 393 9.3x 9.5x

FV / EBITDA

LTM 420 7.1x 7.2x

2012E 417 7.1x 7.3x

2013E 491 6.1x 6.2x

FV / Sales

LTM 936 3.2x 3.3x

2012E 938 3.2x 3.2x

2013E 1,127 2.6x 2.7x

PROJECT FOXTROT

J.P.Morgan

SITUATION OVERVIEW

Agenda

Page

Situation overview 1

Valuation analysis 4

Appendix 13

PROJECT FOXTROT

J.P.Morgan

DISCUSSION MATERIALS

Business overview

Focus Media is a business that primarily sells advertising space or time on the most extensive network of fixed digital displays and poster displays in China

Focus Media’s display assets are well distributed in elevators and public areas of commercial, office and residential buildings throughout most of China’s major cities, creating for advertisers both an effective national market reach as well as a deep local market presence

Focus Media’s management believes that sometime in the next 5 years, its customer value proposition (mind share of Chinese consumers) and effectiveness of its service may decline as a result of three main trends

Advertising budgets continuing to migrate from traditional media towards digital, Internet and mobile media providers;

Wireless Internet performance improving dramatically in speed, affordability and coverage due to massive investment in communications infrastructure; and

Personal display devices (smartphones and tablets) gaining rapid adoption and dependence among Chinese consumers

Focus Media’s management further believes that if the company is to maintain its growth and profitability in the near to medium term future, it will be necessary to compete with internet and wireless based providers of advertising services, requiring Focus Media to significantly increase its capital expenditure and R&D budgets, potentially impairing its future financial performance

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Overview of key financials

Key financials (non-GAAP)

Cumulative Estimated

All figures in US$mm 1Q-3Q 2012 4Q 2012 2012E 2013E 2014E 2015E 2016E 2017E

Total net revenue 689 250 938 1,127 1,376 1,645 1,922 2,172

% growth 20.1% 22.1% 19.6% 16.8% 13.0%

Gross profit 445 173 618 744 913 1,099 1,282 1,450

% net revenue 64.6% 69.2% 65.8% 66.0% 66.3% 66.8% 66.7% 66.8%

EBIT 275 109 384 453 557 667 783 886

% net revenue 39.9% 43.8% 40.9% 40.2% 40.5% 40.5% 40.7% 40.8%

D&A 23 10 33 38 49 70 95 104

EBITDA 298 120 417 491 606 737 878 990

% net revenue 43.2% 48.0% 44.5% 43.6% 44.0% 44.8% 45.7% 45.6%

Net income 238 95 333 393 482 546 640 684

% net revenue 34.6% 37.9% 35.5% 34.8% 35.0% 33.2% 33.3% 31.5%

Capex 18 15 33 51 62 105 131 174

% net revenue 2.6% 6.0% 3.5% 4.5% 4.5% 6.4% 6.8% 8.0%

Source: Company projections

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Valuation methodology overview

Discounted cash flow analysis (“DCF”)

“Intrinsic” value of business

Present value of projected free cash flows

Trading multiples

“Public market valuation”

Valuation based on market trading multiples of comparable companies

Transaction multiples

“Private market valuation”

Value based on multiples paid for comparable companies in sale transactions in the industry

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Valuation summary of Focus Media

Implied share price of Focus Media (US$/ADS)

Primary valuation methodologies1

Initial offer

Revised offer

$27.00

$27.50

DCF – management case

Term growth (2%–4%) ; WACC (14.0%–18.0%)

22.35

31.17

Beta of 1.952, WACC of 18.3%, TGR of 3%

22.64

Beta of 2.021, WACC of 18.9%, TGR of 3%

22.07

Beta of 2.278, WACC of 20.8%, TGR of 3%

20.23

Trading multiples

2013E P / E3 (9.0–12.0x)

26.01

34.59

2013E FV / EBITDA3 (6.0–9.0x)

26.79

37.51

2013E FV / Sales3 (1.5–2.5x)

17.58

25.85

Transaction multiples2

LTM FV / EBITDA (6.0–8.0x)

23.67

29.81

LTM FV / sales (1.0–2.5x)

12.04

22.35

For reference only

60-day VWAP: $20.53 Current: $23.90

52-week range prior to offer

8.79

32.93

30-day VWAP: $20.14

52-wk VWAP: $21.84

Precedent US-listed Chinese take private

Last trading day prior to offer (17%–34% premium)

27.35

31.33

30-day VWAP prior to offer (22%–39% premium)

24.57

27.99

Analyst target price range

26.00

43.00

Equity value per ADS (US$)

5.0

10.0

15.0

20.0

25.0

30.0

35.0

40.0

45.0

50.0

Source: Bloomberg, Broker estimates, Company filings, FactSet; Note: Market data as of Dec 17, 2012

1 Assumes total debt of US$200mm, cash of US$901mm (cash and cash equivalents of US$492mm, restricted cash of US$198mm, and short-term investment of US$211mm)

(as of Sep 30, 2012) and diluted ADS o/s; equity value adjusted for FMCN’s 15% stake in VisionChina

2 LTM EBITDA of US$420mm and LTM sales of US$936mm as of Sep 30, 2012

3 Based on non-GAAP sales of US$1,127mm, EBITDA of US$491mm and net income of US$393mm for 2013E per company projections

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Focus Media discount rate analysis

Discount rate summary

Risk free rate1 1.8%

Equity risk premium 8.0% — 9.0%

Levered beta 1.10 — 2.00

Country risk premium 1.6% — 1.6%

Cost of equity 12.2% — 21.4%

Pre-tax cost of debt 5.0%

Post-tax cost of debt3 3.8%

Debt/total cap target 10.0%

Discount rate 11.3% — 19.6%

Discount rate at varied Focus Media betas

Historical beta

Relevered historical

Barra predicted

Focus Media beta 1.952 2.021 2.278

Cost of equity6 20.0% 20.6% 22.7%

Discount rate 18.3% 18.9% 20.8%

Sensitivity of discount rate4

Cost of equity

15.0% 16.0% 17.0% 18.0%

0.0% 15.0% 16.0% 17.0% 18.0%

5.0% 14.4% 15.4% 16.3% 17.3%

Debt/total cap 10.0% 13.9% 14.8% 15.7% 16.6%

15.0% 13.3% 14.2% 15.0% 15.9%

20.0% 12.8% 13.6% 14.4% 15.2%

Capital structure benchmarks (US$mm)

Company Market cap Debt/total cap Levered beta Barra predicted Historical Relevered historical2

Global outdoor advertising

JCDecaux $5,384 9.6% 1.414 1.118 1.129

Lamar Advertising $3,811 35.3% 1.180 1.981 1.642

Clear Channel Outdoor $2,443 66.0% 1.254 2.171 1.093

APG | SGA SA $637 0.0% 1.004 0.414 0.448

Stroer Out-Of-Home Media $387 55.8% 1.859 1.237 0.689

Clear Media $279 0.0% 0.672 0.330 0.357

Mean 27.8% 1.231 1.208 0.893

Median 22.4% 1.217 1.178 0.891

US-listed Chinese media companies5

Sina Corp $3,253 0.0% 1.399 1.549 1.678

Qihoo 360 $3,032 0.0% 1.327 1.711 1.853

Youku Tudou $2,311 0.2% 1.814 2.496 2.699

Soufun $1,840 16.0% 1.329 1.953 1.865

Sohu.com $1,684 11.7% 1.251 1.632 1.594

Renren $1,416 0.0% 1.491 1.478 1.601

51Job $1,379 0.0% 1.163 1.032 1.118

Changyou.com $1,237 0.0% 1.787 2.365 2.562

Mean 3.5% 1.445 1.777 1.871

Median 0.0% 1.364 1.672 1.766

Focus Media $3,246 5.8% 2.278 1.952 2.021

For reference only

Air Media $123 0.0% 2.131 1.336 1.447

VisionChina $18 72.7% 2.031 1.617 0.584

Source: FactSet, Barra

Market data as of Dec 17, 2012

1 U.S. 10-year treasury bond yield

2 Historic relevered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on debt/total cap target of 10.0%

3 Assumes tax rate of 25.0%

4 Debt/total cap vs. levered beta sensitivity assumes equity risk premium of 8.5%

5 Includes US-listed Chinese media companies with market cap of US$1bn – 4bn

6 Assumes equity risk premium of 8.5%

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Discounted cash flow valuation

Projected free cash flows (US$mm)

Fiscal year date 4Q-12 Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 Terminal year

EBIT 109 453 557 667 783 886 824

+ D&A 10 38 49 70 95 104 179

- Share-based compensation (5) (72) (79) (87) (96) (105) (108)

- Tax expense (18) (82) (100) (153) (180) (248) (231)

- Capex (15) (51) (62) (105) (131) (174) (179)

- Change in working capital 32 (46) (62) (67) (68) (62) (64)

Unlevered free cash flow 114 241 303 324 403 401 422

Equity value (US$mm)

Terminal growth

2.0% 3.0% 4.0%

14.0% 3,819 4,008 4,236

15.0% 3,578 3,733 3,917

WACC 16.0% 3,372 3,501 3,651

17.0% 3,194 3,302 3,426

18.0% 3,038 3,129 3,234

Equity value per ADS (US$)

Terminal growth

2.0% 3.0% 4.0%

14.0% 28.10 29.49 31.17

15.0% 26.33 27.47 28.82

WACC 16.0% 24.81 25.76 26.86

17.0% 23.50 24.29 25.21

18.0% 22.35 23.03 23.80

Source: Company projections; Assumes total debt of US$200mm, cash of US$901mm (cash and cash equivalents of US$492mm, restricted cash of US$198mm, and short-term investment of US$211mm)

(as of Sep 30, 2012) and diluted ADS o/s; equity value adjusted for FMCN’s 15% stake in VisionChina as of Dec 17, 2012

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Trading comparables

Trading comparables (US$mm, unless otherwise stated)

Company Share price (LC) % of 52-week high Market value Firm value FV / Revenue CY2012E CY2013E CY2014E FV / EBITDA CY2012E CY2013E CY2014E P / E CY2012E CY2013E CY2014E

FMCN (last day prior to offer,1 mgmt proj) 23.38 71.1% $3,176 $2,481 2.6x 2.2x 1.8x 5.9x 5.1x 4.1x 9.5x 8.1x 6.6x

FMCN @ offer price (Mgmt proj) 27.50 83.6% $3,737 $3,043 3.2x 2.7x 2.2x 7.3x 6.2x 5.0x 11.2x 9.5x 7.8x

Global outdoor advertising

JCDecaux 18.44 78.5% $5,385 $5,515 1.6x 1.6x 1.5x 7.3x 7.1x 6.7x 19.1x 17.7x 15.7x

Lamar Advertising 40.14 96.7% $3,810 $5,848 5.0x 4.7x 4.5x 11.5x 10.9x 10.4x NM NM 42.6x

Clear Channel Outdoor 6.84 46.0% $2,443 $6,877 2.3x 2.2x 2.2x 10.1x 9.5x 8.8x NM NM NM

APG|SGA SA 195.00 99.4% $637 $581 1.7x 1.6x 1.6x 6.7x 7.3x 7.0x 13.6x 13.2x 12.4x

Stroeer Out-of-Home Media 6.98 46.9% $387 $849 1.2x 1.1x 1.1x 6.3x 5.8x 5.3x 14.0x 11.8x 9.6x

Clear Media 4.05 82.7% $279 $157 0.7x 0.7x NA NA NA NA 10.7x 9.0x NA

Median 1.6x 1.6x 1.6x 7.3x 7.3x 7.0x 13.8x 12.5x 14.0x

Source: Company reports, broker research, FactSet market data as of Dec 17, 2012

1 Represents ADS price as of Aug 10, 2012, which is the last trading day prior to the offer

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Transaction multiples in the past five years

Precedent transaction multiples

Date Target Acquiror Stake acq. (%) Deal value (US$mm) FV / LTM Sales EBITDA

Global advertising

20-Jul-12 Eye Corp Australia CHAMP Private Equity 100.0% 114 0.8x N/A

24-Oct-11 MediaKiosk JCDecaux 95.0% 83 2.3x 5.7x

28-Feb-08 Vista Lamar 100.0% 66 1.8x 22.6x

31-Aug-07 Primesight GMT Communications Partners (IBO) 100.0% 125 N/A 8.0x

23-Apr-07 Affichage Compagnie Nationale a Portefeuille SA (CNP) 25.3% 413 1.5x 7.7x

Median 1.7x 7.9x

Source: Company filings, press releases, broker notes, Factset, Mergermarket, Dealogic

PROJECT FOXTROT

J.P.Morgan

VALUATION ANALYSIS

Agenda

Page

Situation overview 1

Valuation analysis 4

Appendix 13

PROJECT FOXTROT

J.P.Morgan

DISCUSSION MATERIALS

Focus Media public market overview

Share price performance[1] (rebased to Focus Media price)

Performance to date	Prior to offer					Since offer
	Since IPO	3-year	1-year	3-month	30-day	
Focus Media	175.1%	140.8%	(17.2%)	0.5%	(0.1%)	2.2%
Nasdaq	40.9%	51.6%	26.9%	3.0%	2.4%	(0.3%)
Peers	(1.4%)	23.7%	3.1%	(7.4%)	1.4%	9.9%



Price (US$)
Vol (mm)
Focus Media
Nasdaq
Global outdoor advertising peers[4]
Revised offer price: $27.50/ADS
Initial offer price: $27.00/ADS
Prior to offer: $23.38/ADS
IPO price[3]: $8.5/ADS
80
70
60
50
40
30
20
10
0
Jul-05
Jan-07
Jun-08
Dec-09
Jun-11
Dec-12

Trading range (US$/ADS)



Min
VWAP
Max
Current
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
66.3
25.9
4.8
IPO price: 8.5[1]
37.6
21.0
8.4
32.9
21.9
8.8
23.8
20.0
16.8
23.4
24.4
26.5
22.6
23.9
Revised offer price: $27.50
Initial offer price: $27.00
Since IPO
Last 3 year
Last 1 year
Last 30 trading days
Last trading day[2]
Since offer
Current
Prior to offer

Source: Factset; Market data as of Dec 17, 2012
[1] Since IPO
[2] Represents Aug 10, 2012 which is the last trading day before the take private offer on Aug 13, 2012
[3] Focus Media did a 2 to 1 ADS split in Apr 2007, the pre-adjustment IPO price is US$17
[4] Global outdoor advertising peers includes JCDecaux, Lamar Advertising, Clear Channel Outdoor Holdings, APG|SGA, Ströer Out-of-Home Media, and Clear Media

APPENDIX
PROJECT FOXTROT
14
J.P.Morgan

Premium for precedent completed take-private transactions for

US-listed Chinese companies

Premium for precedent completed transactions

Company One day avg. 30 day VWAP 60 day VWAP

Median = 23.0% Median = 29.2% Median = 27.0%

19.0% 22.3% 21.9%

CHEMSPEC 28.2% 29.2% 27.0%

Funtalk 17.1% 34.2% 30.6%

Cayman SNDA 23.5% 26.6% 25.1%

CRIC CHINA REAL ESTATE INFORMATION CORPORATION 22.5% 38.7% 23.6%

GRENTECH 23.0% 34.3% 42.4%

Gushan 34.1% 27.2% 28.7%

Median = 43.8% Median = 39.1% Median = 35.1%

Sinoenergy Corporation 48.4% 46.5% 16.8%

HARBIN ELECTRIC 20.2% 36.3% 35.1%

Non - Cayman CFS 43.8% 52.4% 40.1%

CTFO CHINA TRANSINFO 12.6% 26.5% 38.8%

CSST China Security & Surveillance Technology, Inc. 58.5% 39.1% 35.0%

Focus Media Initial offer @ $27.00 15.5% 34.1% 31.5%

Revised offer @ $27.50 17.6% 36.6% 33.9%

Source: Company filings, FactSet

PROJECT FOXTROT

J.P.Morgan

FOCUS MEDIA TRADING AND VALUATION ANALYSIS